UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Orexigen Therapeutics, Inc. (the “Company” or Orexigen”) held its annual meeting of stockholders on June 2, 2011. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the numbers of broker non-votes with respect to each matter, as applicable.

1.	To elect the following three directors for a three-year term to expire at the 2014 annual meeting of stockholders:

Nominee	Shares Voted For	Voting Authority Withheld	Broker Non-Votes
Eckard Weber, M.D.	21,086,307	182,597	—
Patrick J. Mahaffy	19,820,245	1,448,659	—
Michael A. Narachi	20,917,702	351,202	—

In accordance with the above results, each nominee was elected to serve as a director.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in its proxy statement:

For	Against	Abstain	Broker Non-Votes
20,348,318	835,217	85,369	17,548,654

In accordance with the above results, the Company’s stockholders voted in favor of the advisory resolution approving the compensation of the Company’s named executive officers.

3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
5,161,480	94,681	15,918,075	94,668	17,548,654

In accordance with the above results, the Company’s stockholders voted in favor of conducting an advisory vote on the compensation of the Company’s named executive officers once every three years.

4.	To approve the Company’s 2007 Equity Incentive Award Plan, as amended.

For	Against	Abstain	Broker Non-Votes
16,119,639	5,072,833	76,432	17,548,654

In accordance with the above results, the Company’s stockholder voted in favor of approving an amendment to the Company’s 2007 Equity Incentive Award Plan, as amended.

5.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 300,000,000.

For	Against	Abstain	Broker Non-Votes
30,865,606	7,824,970	126,978	—

In accordance with the above results, the Company’s stockholders voted in favor of approving the amendment to the Company’s Amended and Restated Certificate of Incorporation.

6.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
37,113,735	337,464	1,366,358	—

In accordance with the above results, the selection of Ernst & Young LLP was approved.

Item 8.01 Other Events.

On June 3, 2011, the Company announced that it recently met with the U.S. Food and Drug Administration (the “FDA”) regarding the New Drug Application for Contrave® (naltrexone HCl/bupropion HCl) extended-release tablets for the treatment of obesity, including weight loss and maintenance of weight loss. The Company sought the meeting to gain clarity on the approval deficiency stated in the Complete Response letter it received on January 31, 2011. The Complete Response letter requested that the Company conduct a randomized, double-blind, placebo-controlled trial of sufficient size and duration to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the drug’s benefit-risk profile.

Orexigen submitted a specific proposal to address the theoretical cardiovascular risk cited in the approval deficiency and also explored approval for a narrowed indication in patients with lower cardiovascular risk until data from the proposed outcomes trial could be reviewed for label expansion. The FDA’s Division of Metabolic and Endocrinologic Products (“DMEP”) advised the Company that the proposed cardiovascular outcomes trial would not adequately address the approval deficiency and instead, requested a pre-approval cardiovascular outcomes trial that the Company believes is unprecedented and would generate significantly more information than is necessary or feasible. Additionally, DMEP stated that it would not consider approving Contrave for a narrowed population without first reviewing data from a cardiovascular outcomes trial. Finally, DMEP said that it intends to hold a general advisory committee early next year to discuss cardiovascular assessment for obesity therapeutics, and that any agreement reached on the design of a cardiovascular outcomes trial would be subject to change following DMEP’s interpretation of the input received at the 2012 advisory committee.

Based on DMEP’s feedback, the Company plans to (i) appeal DMEP’s responses through the formal dispute resolution process; (ii) put on hold any further clinical development for its obesity programs in the United States until a clear feasible path to regulatory approval is identified; and (iii) accelerate the exploration of opportunities for its product candidates outside of the United States.

Since receiving the Complete Response letter, the Company has been evaluating other opportunities where it can leverage its management team, cash and other resources. With the result of this recent meeting, the Company plans to advance its evaluation of new opportunities.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the potential for, and timing of, the pursuit of additional assets, the potential for, and timing of, a submission to the FDA of a formal appeal, and the possible outcome of such an appeal, and the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Company’s business, including, without limitation: Orexigen’s ability to appeal DMEP’s decisions; the likelihood of success of the appeal; Orexigen’s ability to agree with the FDA on the design and feasibility of a cardiovascular outcomes trial, Orexigen’s ability to conduct such a cardiovascular outcomes trial, Orexigen’s ability to demonstrate that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to acquire new assets; Orexigen’s ability to attract and retain key personnel and the effect of the loss of key personnel; Orexigen’s ability to maintain sufficient capital and implement expense reduction measures; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities Exchange Commission on May 9, 2011 and is available from the SEC’s website (www.sec.gov) and on the Company’s website (www.orexigen.com) under the heading “Investor Relations”. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: June 3, 2011	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Acting-Chief Financial Officer and Treasurer